QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.20

EXCESS CONTRIBUTION PLAN
OF
BUNGE GLOBAL MARKETS, INC.
(Effective January 3, 2000)

I.     Purpose of Plan

        (a)    The purpose of this Plan is to provide benefits for certain employees of Bunge Global Markets, Inc. (the "Company") participating in the Bunge Management Services Savings Plan dated January 1, 1999, as may be amended (the "Savings Plan"), with respect to whom the amount of Company Contributions under the Savings Plan are or will be limited in any year by application of the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974 ("ERISA").

        (b)    This Plan also will provide benefits for a select group of management or highly compensated employees participating in the Savings Plan, who qualify as Special Participants pursuant to Section II(b), to receive supplemental benefits.

        (c)    This Plan, to the extent that it provides benefits in excess of the limitations imposed by Section 415 of the Code is intended to be an "excess benefit plan" as that term is defined in Section 3(36) of ERISA.

II.    Participation in the Plan

        (a)    A participant in the Savings Plan shall participate in this Plan for each Plan Year (as defined in the Savings Plan) in respect of which the amount of the Company Contributions which would otherwise be allocated to such participant's account under the Savings Plan, as from time to time in effect, are reduced by operation of the limitations imposed by Section 415 of the Code as the same may be amended from time to time and Section 3.4 of the Savings Plan.

        (b)    A participant in the Savings Plan who is also a member of a select group of management or highly compensated employees whose Compensation (as defined in the Savings Plan) exceeds the compensation limit imposed by Section 401(a)(17) of the Code and Section 1.10 of the Savings Plan shall be a Special Participant and shall participate in this Plan for each Plan Year in respect of which the amount of the Company Contributions are further reduced by operation of the limitation on compensation imposed by Section 401(a)(17) of the Code and the maximum amount limitation in Section 1.10 of the Savings Plan.

        (c)    Any Special Participant who has made the maximum Tax Deferred Contributions (as defined in the Savings Plan) under Section 402(g) of the Code or the terms of the Savings Plan (including but not limited to Sections 2.1 (a) and 3.6) shall also participate in the Plan for each Plan Year in respect of which the amount of Company Contributions are further reduced by operation of (i) the limitation on Tax Deferred Contributions imposed by Section 402(g) of the Code and Section 2.1(a) of the Savings Plan (ii) the nondiscrimination requirements applicable to Company Contributions under Section 401(m) of the Code and Section 3.5 of the Savings Plan, and/or (iii) the nondiscrimination requirements applicable to Tax Deferred Contributions under Section 401(k) of the Code and Section 3.6 of the Savings Plan.

III.  Excess Contributions

        (a)    Each participant in this Plan shall have credited to the participant's account maintained under this Plan an amount equal to the amount by which the Company Contributions which would otherwise be allocated to the participant under the Savings Plan for the Plan Year are reduced by operation of the limitations imposed by Section 415 of the Code and Section 3.4 of the Savings Plan.

        (b)    A Special Participant shall have credited to the Special Participant's account under this Plan an additional amount equal to the amount by which the Company Contributions which would otherwise be allocated to the Special Participant under the Savings Plan for the Plan Year are, after the application of Article III(a), reduced by operation of the limitation on compensation imposed by Section 401(a)(17) of the Code and the maximum amount limitation in Section 1.10 of the Savings Plan.

        (c)    Any Special Participant who has made the maximum Tax Deferred Contributions under Section 402(g) of the Code or the terms of the Savings Plan (including but not limited to Sections 2.1(a) and 3.6) shall have credited to the Special Participant's account under this Plan an additional amount equal to the amount by which the Company Contributions which would otherwise be allocated to the Special Participant under the Savings Plan for the Plan Year are, after the application of Article III(a) and (b), reduced by operation of (i) the limitation on Tax Deferred Contributions imposed by Section 402(g) of the Code and Section 2.1(a) of the Savings Plan, (ii) the nondiscrimination requirements applicable to Company Contributions under Section 401(m) of the Code and Section 3.5 of the Savings Plan, and/or (iii) the nondiscrimination requirements applicable to Tax Deferred Contributions under Section 401(k) of the Code and Section 3.6 of the Savings Plan.

        (d)    Such amounts shall be allocated and credited to a participant's or Special Participant's account under this Plan in the same manner and to the same extent as if it were part of the Company Contributions allocated and credited to the participant's or Special Participant's account under the Savings Plan. Each participant's and Special Participant's account under this Plan shall be credited with earnings and losses in the same manner as if it were invested in accordance with the investment fund option or options applicable to the Company Contributions allocated to the participant's or Special Participant's account under the Savings Plan.

        (e)    The value of a participant's or Special Participant's account under this Plan shall be immediately vested and nonforfeitable and shall be payable in a single lump sum after the participant's or Special Participant's termination of employment at such time as shall be determined by the Committee (as defined in the Savings Plan), but in no event later than the last day of the first quarter of the Plan Year following the Plan Year in which the participant or Special Participant terminates employment. A participant or Special Participant may withdraw all or part of the amount credited to the participant's or Special Participant's account prior to termination of employment; provided, however, that (i) neither a participant nor a Special Participant shall be permitted to withdraw any such amount prior to the date the participant or Special Participant is credited with five (5) or more years of Continuous Service (as defined in the Savings Plan), and (ii) upon such withdrawal the participant or Special Participant shall not be eligible to participate in this Plan until the first day of the fifth Plan Year following the date of such withdrawal.

        (f)    Each participant or Special Participant, by written instrument delivered to the Committee, shall have the right to designate, and from time to time change, a beneficiary to receive the value of his or her account under the Plan in the event of the participant's or Special Participant's death prior to payment thereof under Article III(e). If a participant or Special Participant fails to designate a beneficiary under this Plan, such participant's or Special Participant's beneficiary shall be determined in accordance with the provisions of the Savings Plan.

IV.    Miscellaneous

        (a)    The Board of Directors of the Company reserves the right, in its sole discretion, to amend this Plan, provided that no amendment shall diminish the rights of any participant or Special Participant under this Plan with respect to any credits to the participant's or Special Participant's account prior to the date such amendment is adopted by the Board.

        (b)    This Plan may be terminated at any time by the Board of Directors of the Company. If the Company shall terminate the Savings Plan with respect to its employees, any credits to the participant's or Special Participant's account under this Plan accrued to the date of termination of the Savings Plan, and the value thereof, which are payable to employees of the Company in accordance with this Plan shall be payable to them in accordance with all of the terms and conditions applicable to such participant's or Special Participant's benefits under the Savings Plan in the event of its termination.

        (c)    To the maximum extent permitted by law, no right to payment or any other interest of a participant or Special Participant under this Plan shall be assignable or subject to attachment, execution, or levy of any kind.

        (d)    Nothing in this Plan shall be construed as giving any employee the right to continued employment.

        (e)    Notwithstanding any other provisions of this Plan, if the Committee determines in its sole discretion that the employment of a participant or Special Participant with the Company has been terminated because of the participant's or Special Participant's commission of any act of fraud or any act of dishonesty, or any criminal act, or that a participant or Special Participant committed any such act to the detriment of the Company whether the participant's or Special Participant's employment was terminated on that account or not, then any amounts credited to the participant's or Special Participant's account shall be forfeited and, if already paid, shall be subject to recoupment.

        (f)    Benefits payable under this Plan by the Company shall not be funded and shall be made only out of the general funds of the Company. A participant's or Special Participant's rights to receive benefits under this Plan from the Company shall be no greater than the rights of any unsecured general creditor of the Company.

        (g)    The Company shall be entitled to deduct from any amounts being credited under this Plan to a participant's or Special Participant's account under this Plan or from any other compensation payable by the Company to such participant or Special Participant, all applicable federal, state or local taxes required to be withheld with respect to the amounts being credited. Any taxes imposed on any distribution from this Plan shall be the sole responsibility of the participant or Special Participant or other person entitled to receive same, and the Company shall be entitled to deduct from any such distribution any federal, state or local taxes required to be withheld with respect to such distribution.

        (h)    This Plan shall be administered by the Savings Plan Committee which shall have all authority, powers and discretion with respect to this Plan as such Committee shall, from time to time, have with respect to the Savings Plan.

        (i)    All records and accounts for this Plan shall be maintained by the Company and shall be conclusive and binding upon the Company and participants and Special Participants and their beneficiaries under this Plan.

        (j)    Except to the extent preempted or superseded by ERISA, the provisions of this Plan shall be construed according to the internal and substantive laws (and not to the conflict of laws provisions) of the State of New York.

QuickLinks

EXCESS CONTRIBUTION PLAN OF BUNGE GLOBAL MARKETS, INC. (Effective January 3, 2000)